UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

Welbilt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard, New Port Richey, Florida 34655

(Address of principal executive offices) (ZIP code)

(727) 375-7010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	WBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 20, 2021, Welbilt, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Middleby Corporation, a Delaware corporation (“Middleby”), Middleby Marshall Inc., a Delaware corporation and a wholly owned subsidiary of Middleby (“Acquiror”), and Mosaic Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Acquiror.  Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Middleby (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by the Company as treasury stock or held, directly or indirectly, by Middleby or Merger Sub immediately prior to the Effective Time) will be converted into the right to receive 0.1240 shares of validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Middleby (the “Middleby Common Stock”) (the ratio of one share of Company Common Stock for 0.1240 shares of Middleby Common Stock, the “Exchange Ratio”). Upon the closing of the Merger, Middleby stockholders will own approximately 76% and Company stockholders will own approximately 24% of the combined company.

Following the closing of the Merger, the Middleby Common Stock will continue to be listed on the NASDAQ Global Select Market (“NASDAQ”). Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, the Company’s equity-based compensation plan maintained for employees of the Company will be assumed by Middleby and (i) all outstanding options to purchase Company Common Stock will be converted into options to purchase shares of Middleby Common Stock, (ii) all outstanding restricted stock awards and restricted stock unit awards with respect to Company Common Stock will be converted into corresponding restricted stock awards and restricted stock unit awards with respect to shares of Middleby Common Stock, and (iii) all outstanding performance stock unit awards with respect to Company Common Stock will be converted into restricted stock unit awards with respect to shares of Middleby Common Stock, with performance criteria deemed satisfied based on the achievement levels set forth in the Merger Agreement ((i), (ii), and (iii) collectively, the “Converted Awards”), in each case, based on the Exchange Ratio and with respect to such converted stock options, the exercise price of which shall be equal to the exercise price of such option in effect immediately prior to the Effective Time, divided by the Exchange Ratio, rounded up to the nearest whole cent. Following the closing, the Converted Awards will otherwise continue to be governed by the substantially the same general terms and conditions as applicable to such Converted Awards as in effect prior to the closing. No fractional shares of Middleby Common Stock will be issued in connection with the Merger, and holders of shares of Company Common Stock will receive cash in lieu of any such fractional shares.

The respective boards of directors of the Company and Middleby have unanimously approved the Merger Agreement, and the board of directors of the Company has agreed to recommend that the Company’s stockholders adopt the Merger Agreement. In addition, the board of directors of Middleby has agreed to recommend that Middleby’s stockholders approve the issuance of the shares of Middleby Common Stock in connection with the Merger, as required by the listing standards of NASDAQ. Middleby and the Company each have agreed not to directly or indirectly solicit alternative proposals and to terminate all existing discussions, negotiations and communications with any persons with respect to any alternative proposal. However, (i) the board of directors of Middleby may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of approval of the issuance of Middleby Common Stock in connection with the Merger or terminate the Merger Agreement, and (ii) the board of directors of the Company may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement, in each case, if, in connection with the receipt of an alternative proposal, Middleby’s board or the Company’s board, as the case may be, determines in good faith that (x) such alternative proposal constitutes a superior proposal and (y) a failure to effect such a withdrawal of recommendation would be reasonably likely to be inconsistent with its fiduciary duties. In addition, Middleby’s board of directors or the Company’s board of directors, as the case may be, may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with a material event or circumstance occurring after the date of the Merger Agreement that was not known or foreseeable as of the date of the Merger Agreement, it determines in good faith that a failure to effect such a withdrawal of recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

The Merger Agreement provides that, at the Effective Time, the size of the board of directors of Middleby will be increased by two members, with Cynthia M. Egnotovich, Independent Chairperson of the Company’s board of directors, and William C. Johnson, President and Chief Executive Officer of the Company, to be appointed to the Middleby board of directors to serve alongside the seven Middleby directors currently serving on the board. Timothy J. FitzGerald, currently the Chief Executive Officer of Middleby, will continue to serve as Chief Executive Officer of the combined company and Bryan E. Mittelman, currently the Chief Financial Officer of Middleby, will continue to serve as Chief Financial Officer of the combined company.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including (i) approval of the issuance of Middleby Common Stock in connection with the Merger by Middleby’s stockholders, (ii) approval for listing of the Middleby Common Stock to be issued in connection with the Merger on NASDAQ, (iii) the effectiveness of a registration statement on Form S-4 with respect to the Middleby Common Stock to be issued in connection with the Merger, (iv) approval and adoption of the Merger Agreement by the Company’s stockholders, (v) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of applicable approvals under certain foreign competition, antitrust or merger control laws, (vi) there being no law or order prohibiting consummation of the Merger, (vii) subject to specified materiality standards, the accuracy of the representations and warranties of the parties, (viii) compliance by the parties in all material respects with their respective  covenants, (ix) the absence of a material adverse effect with respect to each of Middleby and the Company, and (x) the delivery of an officer’s closing certificate by both parties. The completion of the Merger is not conditioned on receipt of financing by Middleby.

Middleby and the Company have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (a) the conduct of each of Middleby’s and the Company’s respective businesses between the date of the signing of the Merger Agreement and the consummation of the Merger, (b) the efforts of the parties to cause the Merger to be completed, (c) obligations to convene and hold meetings of their respective stockholders to obtain the required stockholder approvals and (d) obligations to cooperate with each other to prepare and file a registration statement on Form S-4 and joint proxy statement with the SEC.

The Merger Agreement provides that the Company may be required to pay Middleby a termination fee equal to $110 million if the Merger Agreement is terminated (i) by Middleby following an adverse recommendation change of the Company’s board of directors, the failure by the Company to include its board recommendation in the joint proxy statement/prospectus or any other material violation by the Company of the non-solicitation covenant, (ii) by the Company to enter into an agreement in respect of a superior proposal, and (iii) (a) by Middleby due to a breach of a covenant or agreement by the Company that causes the failure of a condition to closing, (b) by either party if the Merger has not been consummated prior to April 20, 2022 (subject to extension if certain approvals have not been obtained by such date) or (c) by either party due to failure to obtain the approval of the Company stockholders, if, in the case of clauses (a), (b) or (c), an alternative proposal has been publicly disclosed, announced or otherwise made public and has not been withdrawn and within twelve months of such termination the Company enters into a definitive agreement with respect to, or consummates, an alternative proposal.

The Merger Agreement provides that Middleby may be required to pay the Company a termination fee equal to $160 million if the Merger Agreement is terminated (i) by the Company following an adverse recommendation change of Middleby’s board of directors, the failure by Middleby to include its board recommendation in the joint proxy statement/prospectus or any other material violation by Middleby of the non-solicitation covenant, (ii) by Middleby to enter into an agreement in respect of a superior proposal, and (iii) (a) by the Company due to a breach of a covenant or agreement by Middleby that causes the failure of a condition to closing, (b) by either party if the Merger has not been consummated prior to April 20, 2022 (subject to extension if certain approvals have not been obtained by such date) or (c) by either party due to failure to obtain the approval of Middleby stockholders, if, in the case of clauses (a), (b) or (c), an alternative proposal has been publicly disclosed, announced or otherwise made public and has not been withdrawn and within twelve months of such termination Middleby enters into a definitive agreement with respect to, or consummates, an alternative proposal. In addition, Middleby may be required to pay the Company a termination fee equal to $140 million if the Merger Agreement is terminated by either the Company or Middleby because the transaction has not been consummated by the outside date (as may be extended as described above) due to the failure to obtain required competition approvals or a governmental order prohibiting the transaction for competition reasons, unless such failure or order is the result of a breach of the Merger Agreement by the Company.

If the Merger Agreement is terminated by either Middleby or the Company due to the other party’s failure to receive the requisite approval of its stockholders, then the party that failed to obtain such approval will be required to reimburse the other party for up to $20 million of expenses incurred in connection with the transaction (including any expenses incurred by Middleby related to its financing). In circumstances in which a termination fee later becomes payable by Middleby or the Company, any expense reimbursement previously paid by Middleby or the Company, as applicable, will be credited against such termination fee.

In connection with the execution of the Merger Agreement, on April 20, 2021, Middleby and certain stockholders of the Company affiliated with Carl C. Icahn (collectively, the “Company Significant Stockholders”) entered into a voting and support agreement (the “Icahn Voting Agreement”), pursuant to which the Company Significant Stockholders have agreed, among other things, to vote all of their shares of Company Common Stock (which represents approximately 8.4% of the outstanding shares of Company Common Stock) in favor of the Merger and adoption of the Merger Agreement. The Icahn Voting Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of certain amendments, modifications or waivers of the Merger Agreement, (d) an adverse recommendation change by the Company board of directors, or (e) written notice of termination by Middleby to the Company Significant Stockholders.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Middleby or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Middleby or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events

On April 21, 2021, the Company and Middleby jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In addition, on April 21, 2021, the Company and Middleby held a conference call and made a joint presentation to investors to discuss the transaction. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibit

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 20, 2021, by and among The Middleby Corporation, Welbilt, Inc., Middleby Marshall Inc. and Mosaic Merger Sub, Inc.*
99.1	Press Release, dated April 21, 2021, jointly issued by The Middleby Corporation and Welbilt, Inc.
99.2	Investor Presentation, dated April 21, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. The Company’s and Middleby’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of the Company or Middleby or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of the Company or Middleby; the ability of the Company or Middleby to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of COVID-19 or other public health crises and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; and legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in the Company’s and Middleby’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transactions. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in the Company’s and Middleby’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this document are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, the Company and Middleby undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Middleby intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and Middleby that also constitutes a prospectus of Middleby. Each of the Company and Middleby also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of the Company and Middleby. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about the Company and Middleby, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.welbilt.com or by contacting the Company’s Investor Relations Department by email at richard.sheffer@welbilt.com or by phone at (727) 853-3079. Copies of the documents filed with the SEC by Middleby will be available free of charge on Middleby’s website at www.middleby.com or by contacting Middleby’s Investor Relations Department by email at investors@middleby.com or by phone at (847) 741-3300.

Participants in the Solicitation

The Company, Middleby and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Information about the directors and executive officers of Middleby is set forth in Middleby’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 31, 2021, and Middleby’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, which was filed with the SEC on March 3, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company and Middleby using the sources indicated above.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: April 21, 2021	By:	/s/ Martin D. Agard
Martin D. Agard
Executive Vice President and Chief Financial Officer